Exhibit 99.1

Goldman Sachs Middle Market Lending Corp.

Q2 2020 Earnings Call

Thursday, August 13, 2020

•	Good Morning. This is Kayla McCollum. I would like to welcome everyone to a pre-recording of the Goldman Sachs Middle Market Lending Corp.’s Second Quarter 2020 Earnings Conference Call.

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Before we begin today’s call, I would like to remind our listeners that today’s remarks may include forward-looking statements. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. The Company’s actual results and financial condition may differ, possibly materially, from what is indicated in those forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s SEC filings. This audio cast is copyrighted material of Goldman Sachs Middle Market Lending Corp. and may not be duplicated, reproduced, or rebroadcast without our consent.

•	Our recent quarterly results can be found on the Company’s Form 10-Q filed with the SEC.

•	This conference call is being recorded today Thursday, August 13, 2020, for replay purposes.

I’ll now turn the call over to Brendan McGovern, Chief Executive Officer of Goldman Sachs Middle Market Lending Corp.

Brendan McGovern

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Thank you, Kayla… Good morning everyone and thank you for joining us for our second quarter earnings conference call. I am joined on the call today by Jon Yoder, our Chief Operating Officer. I will begin the call by providing an overview of our second quarter results, including comments regarding the performance of our portfolio. I’ll also provide an update on the proposed merger with Goldman Sachs BDC, Inc. or GSBD. Jon Yoder will then discuss our portfolio with respect to the current environment and walk through our financial results in more detail. During this call, we will be referring to Goldman Sachs Middle Market Lending Corp. as “MMLC.”

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So with that, let’s get to our second quarter results…Q2 net investment income per share was $0.49 cents on after-tax net investment income of $26.2 million. This equated to a net investment income annualized return of 10.8% on book value. Q2 Net asset value per share increased to $18.15 per share, an improvement of 6.3% from the end of the first quarter. Included in this amount is $0.49 per share of currently undistributed net investment income, which is intended to be distributed to MMLC shareholders in connection with the successful completion of the merger with GSBD. Pro-forma for this distribution, net asset value would have increased by 3.4% compared to the first quarter.

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We attribute our strong performance during the quarter to our focus on investing in businesses that we believe are durable and less prone to significant impact from economic cycles. Our largest sector exposures, which include software, healthcare and IT-enabled business services, have thus far demonstrated resilience in this crisis. For example, our software portfolio companies averaged 18% year over year revenue growth rates in the first quarter of 2020 and preliminary numbers suggest that they maintained high single-digit to low double-digit year over year revenue growth rates even during April and May when the lock-downs were most acute. Customer retention metrics were also strong which we believe reflects the “mission critical” nature of the applications. Our healthcare portfolio is primarily comprised of businesses engaged in providing outpatient healthcare services or outsourced hospital services. These businesses were negatively impacted by the lock-down orders issued in March that prohibited so-called “non-essential” medical services. In response, our portfolio companies re-forecast their business plans for the remainder of the year with conservative assumptions about the duration of the lock-downs and the time it would take to return to a more normalized demand for medical services. However, as previously discussed, the lock-downs were lifted sooner than expected, and customer demand began to rebound quicker than most companies forecast. In most states, businesses providing “non-essential” medical services were among the first to be released from the lock-down orders. In general, this has resulted in patient volumes, revenues and liquidity that is better than these companies had forecast for this stage of the recovery.

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In analyzing corporate performance during this remarkable period compared to typical economic cycles, one dynamic that stands out is the extraordinary response from business owners and management teams to quickly and aggressively adapt business plans in the face of uncertainty. In the early phases of typical recessionary cycles, companies are often slow to respond, as the commencement, depth and duration of recessions are difficult to forecast.

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In this environment, however, given the obvious devastating impact from the global health crisis and ensuing lockdowns, companies acted swiftly to adjust business models in recognition of the new challenging operating environment. Expenses were cut, large capital outlays were put on hold, and balance sheet focus on liquidity was made a priority. By and large, private equity sponsors and business owners are acting rationally to ensure the ability for companies to bridge through to the other side of this environment. In our view, this decisive and proactive management has been and remains a significant benefit to lenders. While there is certainly a long way to go for the broader economy to return to normal and the possibility of additional lockdowns, we are pleased thus far by the efforts undertaken to preserve value in this crisis.

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Against this unprecedented backdrop, only one position – our loan to Senneca Holdings – was placed on non-accrual during the quarter. Senneca builds highly engineered, built-to-order enclosures solutions for a variety of end markets. Prior to the COVID crisis, the business was working through operational challenges associated with moving production to a newer and more efficient facility in Texas. As demand waned during the shut downs, the business faced liquidity challenges. Ultimately, we negotiated an agreement whereby the private equity sponsor infused significant capital into the business to bridge liquidity. In exchange, we bi-furcated our $24.3m loan into a senior and junior tranche, and agreed to PIK our interest. We placed the $12.2m junior tranche on non-accrual. We also received equity warrants as compensation for the loan modification.

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Next, I want to provide an update on our previously announced merger with our affiliated publicly-traded business development company, Goldman Sachs BDC, which trades on the New York Stock Exchange under the ticker “GSBD”. On June 11th, MMLC entered into an amended and restated agreement and plan of merger that was unanimously approved by the board of directors of each of MMLC and GSBD following the recommendations of each of their special committees consisting exclusively of their independent directors.

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The consideration has been changed from a fixed exchange ratio to a “net asset value for net asset value” exchange, whereby the exchange ratio will be determined at closing so that MMLC shareholders will receive GSBD shares representing a proportional ownership of the combined company equal to MMLC’s proportional contribution to the combined company’s net asset value.

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In connection with entrance into the amended and restated merger agreement, GSAM has agreed to extend the variable incentive fee cap for an additional year, through the end of 2021. As a reminder, the variable incentive fee cap provides that incentive fees payable to GSAM by GSBD will be reduced if net investment income would be less than $0.48 per share without implementation of the incentive fee cap. In addition, solely in the event that the merger is consummated, GSAM agreed to reimburse GSBD and MMLC for all fees and expenses incurred and payable by GSBD or MMLC or on their behalf in connection with the transaction, subject to a cap of $4 million with respect to each of GSBD and MMLC.

•	This transaction creates a number of significant benefits for shareholders that I’d like to reiterate:

•	Premium to NAV. Based on GSBD’s closing trading price on August 12th and NAV as of June 30th, MMLC would receive shares valued at an approximate 8% premium to NAV.

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Access to liquidity. Under the terms of the merger agreement, MMLC shares will be exchanged for listed shares of GSBD, subject to staggered lock-up periods such that 1/3rd of the shares will be released on each of 90, 180 and 270 days following the close of the transaction.

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Declaration of special dividend. Prior to the closing, the board of directors of MMLC will declare a special $75 million cash dividend to MMLC shareholders, subject to MMLC’s compliance with applicable regulatory requirements and covenants contained in its debt agreements. This distribution amounts to approximately 8% of MMLC’s net asset value per share.

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Benefits of scale, including improved access to diversified financing sources that a larger, public company provides. The combination would increase the size of MMLC, and is expected to result in benefits of scale, including improved access to diversified funding sources. While standalone MMLC is a finite life company without a credit rating from a nationally recognized credit rating agency, the combined company has permanent equity capital and an investment grade credit rating. The combined company would have better access to the unsecured institutional debt market, and will also benefit from a refinancing of MMLC’s credit facility at a lower spread with a longer maturity.

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For all of these reasons, we are very confident that this transaction is in the best interests of shareholders. The record date for shareholders eligible to vote on the transaction is August 3rd and a shareholder meeting is scheduled to occur on October 2nd. In the coming days. shareholders will receive proxy statements and we encourage everyone to take the time to vote in favor of the merger.

•	With that, let me turn it over to Jon Yoder.

•	Thanks Brendan.

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The second quarter of 2020 will undoubtedly be remembered for years and decades to come as an extraordinary period during which entire sectors of the global economy shut down on a more or less synchronous basis. Against this backdrop, we were pleased with the performance of our portfolio, as demonstrated by the strong principal and interested payment performance in the face of adversity. Of the 83 companies in our diversified portfolio, only two companies required amendments to defer payments. These two noted investments represent less 2.6% and 1.9% at cost and fair value, respectively. In addition, for one of the two investments above we also executed an amendment this quarter that permits the borrower to switch from cash to PIK interest. This amendment was executed in connection with new equity by other investors in the company. We expect to collect the PIK’d amount when due. We also granted an amendment extending a termination date for a delayed draw term loan to one portfolio company in return for a significant equity injection from the company’s owners. In fact, in the majority of cases when negotiating amendments like these, we obtain compensation for agreeing to the amendment, which is typically in the form of a fee, an increased interest rate or a capital injection or other form of credit support by the owner of the business.

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While our focus this quarter was primarily on our existing portfolio, we were active across our platform in reviewing potential new investment opportunities. Deal volumes were quite low in the early part of the quarter, but we saw a steady increase as the quarter progressed. Terms of new deals are meaningfully better than the pre-COVID period and generally include wider spreads, tighter covenants and better call protection. Turning to specific investment activity for the quarter…

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During the quarter, we made two new investment commitments, one of which was to a new portfolio company and one to an existing portfolio company, both of which were negligible in size. We received $20.7 million in repayments, primarily driven by the full repayment of our 2nd lien investment in DiscoverOrg, which went public in an IPO on June 4 and quickly raced to a market capitalization of over $18 billion. This would imply that the loan to value on our 2nd lien investment in the company was approximately 6%.

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Last quarter we spoke about draw downs on revolving loan commitments that we had made to certain portfolio companies. This quarter, we experienced net repayments of revolving loan commitments, which we think is evidence that liquidity is generally solid across our portfolio companies.

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Given the muted originations and repayment activity this quarter, our portfolio composition, as of June 30, 2020, is relatively unchanged quarter over quarter. Total investments in our portfolio were $1,675.8 million at fair value, comprised of 98.3% in senior secured loans, including 76.9% in 1st lien, 5.9% in first lien, last-out unitranche, and 15.5% in second lien debt, as well as 1.7% in preferred and common stock. We also had $87.4 million of unfunded commitments as of June 30th bringing total investments and commitments to $1,763.2 million.

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As of quarter-end, MMLC had 83 portfolio companies operating across 30 different industries. The weighted average yield of our investment portfolio at cost at the end of Q2 was 8.1% as compared to 8.5% at the end of Q1. The decline in yields during the quarter was primarily attributable to the decline in LIBOR. However, the vast majority of our portfolio has a LIBOR floor of 1% or higher, therefore we do not anticipate significant further headwinds given current LIBOR levels.

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During the quarter, we continued to maintain cash on our balance sheet in excess of our unfunded obligations for the time being. As a result, we had $136.3 million of cash and cash equivalents on our balance sheet as of the end of Q2 against unfunded investment commitments of approximately $87.4 million. While we are cognizant that maintaining this excess liquidity has a cost, we believe it remains prudent to have excess cash on hand during this extraordinary environment. We will continue to evaluate the level of this excess liquidity on an ongoing basis and would expect it to decline as the economic environment normalizes.

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Turning to our operating results, our net investment income per share was 49 cents compared to 52 cents in Q1. Earnings per share were $1.07 compared to a loss per share of $1.23 in the previous quarter.

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Our total investment income for the second quarter was $38.0 million, which was down from $39.7 million last quarter. The decrease was primarily driven by a decrease in interest income due to a decrease in LIBOR.

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We ended with net expenses of $11.8 million for the quarter, as compared to $12.9 million in the prior quarter. Expenses were down quarter-over-quarter primarily due a decline in interest expense as a result of the decline in interest rates.

•	During the quarter, our ending net debt-to-equity ratio was 0.72x, versus 0.80x at the end of Q1.

•	We ended Q2 with net asset value per share at $18.15 as compared to $17.08 from the prior quarter, driven by unrealized appreciation on investments, primarily as a result of tightening credit spreads.

•	As always, we thank you for the privilege of managing your capital and are always open to hearing from you especially as all of us work through this environment.

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Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this communication may constitute forward-looking statements and are not guarantees of future performance or results of GSBD, MMLC, or, following the merger, the combined company and involve a number of risks and uncertainties. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Actual results may differ materially from those in the forward-

looking statements as a result of a number of factors, including those described from time to time in filings made by GSBD and MMLC with the Securities and Exchange Commission (“SEC”), including those contained in the Proxy Statement (as defined below). Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include: the ability of the parties to consummate the merger on the expected timeline, or at all, failure of GSBD or MMLC to obtain the requisite stockholder approval for the Proposals (as defined below) as set forth in the Proxy Statement, the ability to realize the anticipated benefits of the merger, effects of disruption on the business of GSBD and MMLC from the proposed merger, the effect that the announcement or consummation of the merger may have on the trading price of GSBD’s common stock on New York Stock Exchange; the combined company’s plans, expectations, objectives and intentions as a result of the merger, any decision by MMLC to pursue continued operations, any termination of the Amended and Restated Agreement and Plan of Merger, future operating results of GSBD or MMLC, the business prospects of GSBD and MMLC and the prospects of their portfolio companies, actual and potential conflicts of interests with Goldman Sachs Asset Management, L.P. (“GSAM”) and other affiliates of GSAM, general economic and political trends and other factors, the dependence of GSBD’s and MMLC’s future success on the general economy and its effect on the industries in which they invest; and future changes in laws or regulations and interpretations thereof. Neither GSBD nor MMLC undertakes any duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this communication.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving GSBD and MMLC, along with related proposals for which stockholder approval will be sought (collectively, the “Proposals”). In connection with the Proposals, each of GSBD and MMLC has filed relevant materials with the SEC, including a registration statement on Form N-14, which includes a joint proxy statement of GSBD and MMLC and a prospectus of GSBD (the “Proxy Statement”). The Proxy Statement was mailed to stockholders of GSBD and MMLC on or about August 11, 2020. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF EACH OF GSBD AND MMLC ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GSBD, MMLC, THE MERGER AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or, for documents filed by GSBD, from GSBD’s website at http://www.GoldmanSachsBDC.com.

Participants in the Solicitation

GSBD and MMLC and their respective directors, executive officers and certain other members of management and employees of GSAM and its affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of GSBD and MMLC in connection with the Proposals. Information about the directors and executive officers of GSBD and MMLC is set forth in the Proxy Statement. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the GSBD and MMLC stockholders in connection with the Proposals are contained in the Proxy Statement and other relevant materials filed with the SEC. This document may be obtained free of charge from the sources indicated above.